Exhibit 10.1

OMNIBUS AMENDMENT TO ALL OUTSTANDING 12% CONVERTIBLE SECURED
PROMISSORY NOTES OF OPEXA THERAPEUTICS, INC. AND
ASSOCIATED REGISTRATION RIGHTS AGREEMENT

This Omnibus Amendment to All Outstanding 12% Convertible Secured Promissory Notes of Opexa Therapeutics, Inc. and Associated Registration Rights Agreement (this “Amendment”) is made effective as of September 20, 2013 (or such later date as described in Section 5 below), by and among Opexa Therapeutics, Inc., a Texas corporation (the “Company”), and certain holders of the Company’s outstanding 12% convertible secured promissory notes (the “Notes”), but shall apply to all of the outstanding Notes (and, with respect to the Notes, to bind all holders thereof) as well as the Registration Rights Agreement (defined below) for all intents and purposes, as described below.

WHEREAS, the Notes were issued by the Company in a private placement on July 25, 2012, and are evidenced by individual Notes issued to holders (each an “Investor”) in the amount of such Investor’s individual investment.  The Notes are currently convertible into shares of the Company’s Series A convertible preferred stock, no par value (the “Series A”), at a conversion price of $100, and the Series A is convertible into shares of the Company’s Common Stock, $0.01 par value (“Common Stock”), at a conversion price of $3.1225.  In connection with issuance of the Notes, the Company and each Investor also entered into a Registration Rights Agreement of even date (the “Registration Rights Agreement”).  An aggregate of $3,185,000 in principal amount of the Notes is currently outstanding.

WHEREAS, as a result of the Company’s August 2013 underwritten public offering of Common Stock, the Company met the conditions precedent stated in the Notes in order to convert the Notes, at the Company’s election, into shares of Series A.

WHEREAS, pursuant to Section 10 of the Notes, any term or provision of the Notes may be waived or amended in any respect with the written consent of the Company and holders of at least 66-2/3% in principal amount of the then outstanding Notes; provided, that any such amendment or waiver must apply to all Notes, and provided further, that terms and provisions of the Notes regarding payment or conversion require the written consent of holders of at least 75% in principal amount of the then outstanding Notes (the “Requisite Holders”).  Pursuant to Section 7(a) of the Registration Rights Agreement, the Registration Rights Agreement may be amended or waived only by a writing signed by (i) the Company and (ii) the Investors holding 66-2/3% of the Issuable Shares (as defined in the Registration Rights Agreement).  Inasmuch as no transfers of the Notes have taken place since their original issuance, execution of this Amendment by the Requisite Holders will satisfy the requirement of Section 7(a) of the Registration Rights Agreement (in addition to execution by the Company) in order to amend the Registration Rights Agreement as provided herein.

WHEREAS, the Company and the Requisite Holders desire to amend certain terms of the Notes relating to conversion features such that, in addition to the existing conversion arrangements, the Notes are convertible based upon a conversion price stated herein directly into shares of Common Stock (rather than any intermediate conversion to Series A).  Upon execution of this Amendment by the Company and the Requisite Holders, this Amendment shall apply to all outstanding Notes (and, with respect to the Notes, to bind all holders thereof) as well as the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Requisite Holders agree as follows:

1.  Conversion into Common Stock.  At the sole election of the Company, the outstanding principal balance of each and every outstanding Note plus any accrued but unpaid interest through the conversion date (the “Outstanding Balance”), shall be convertible directly into shares of Common Stock.  The number of shares of Common Stock into which the Outstanding Balance is convertible (the “Conversion Shares”) shall be determined by dividing (i) the Outstanding  Balance by (ii) the “Conversion Price.” The Conversion Price shall be the most recent closing market price of the Company’s Common Stock on the NASDAQ Stock Market at the time of the Company’s election to convert the Outstanding Balance into shares of Common Stock as provided herein (the “Conversion Time”).  For the avoidance of doubt, any election by the Company pursuant to this Section 1 shall apply uniformly to all Notes outstanding at the time of such election.  Notwithstanding any provision herein to the contrary, however, the Company may not elect to convert the Outstanding Balance into shares of Common Stock if the Conversion Price would, for purposes of such conversion, be less than $1.50 per share of Common Stock or more than $2.25 per share of Common Stock.  Promptly following its election, the Company will send written notice to each holder of a Note (each a “Noteholder”) of the Company’s election to convert the Outstanding Balance into shares of Common Stock, with such notice to be transmitted to each Noteholder via email at the email address appearing below the Noteholder’s signature hereto or in the Company’s records.

2.  Registration of Common Stock.  The Company has previously filed a Registration Statement on Form S-3 (the “First S-3”) with respect to certain shares of Common Stock issuable with respect to the Notes and the Warrants (as defined in the Registration Rights Agreement); however, the First S-3 does not cover the Conversion Shares as contemplated by this Amendment.  Promptly following the Conversion Time, the Company shall prepare and file another Registration Statement on Form S-3 (the “Second S-3”), including the prospectus to be used in connection therewith, covering the resale by the Noteholders of their respective Conversion Shares.  Subject to any comments of the U.S. Securities and Exchange Commission, the Second S-3 shall include the plan of distribution attached to the Registration Rights Agreement as Exhibit A.  The Company shall use its commercially reasonable efforts to cause the Second S-3 to be declared effective under the Securities Act of 1933, as amended, as promptly as reasonably practicable after the filing thereof.  Each Noteholder shall use its commercially reasonable efforts to furnish to the Company such information regarding itself, the Conversion Shares and any other securities of the Company held by it, as shall be reasonably required of a selling shareholder in order to effect registration of the Conversion Shares pursuant to the Second S-3.  Except for the provisions of Section 2(a) of the Registration Rights Agreement (inasmuch as such provisions relate to the First S-3, which the parties hereto acknowledge have been fully satisfied), the parties hereto agree that the provisions of the Registration Rights Agreement shall apply to the Second S-3, such that the Registration Rights Agreement is modified and amended hereby as appropriate to apply to the Second S-3 as though it were the “Registration Statement” referenced therein (but with such Registration Statement applicable solely to the Conversion Shares as contemplated hereby – i.e., as though the Conversion Shares are, for purposes of the Second S-3, the only “Registrable Securities” as referenced in the Registration Agreement).

3.  No Further Amendment.  Except as otherwise expressly provided herein, the Notes and the Registration Rights Agreement are unaffected hereby and remain in full force and effect in accordance with their respective terms.  Without limiting the foregoing, the preexisting conversion features of the Notes continue to remain in full force and effect (including, without limitation, the Company’s right to effect a conversion into shares of Series A as provided in the Notes), and the provisions of this Amendment shall not be deemed to limit such features or otherwise be in derogation of the Company’s rights with respect thereto.

4.  Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  A signature to this Amendment transmitted electronically shall have the same authority, effect and enforceability as an original signature.

5.  Binding Effect.  Upon execution of this Amendment by the Company and the Requisite Holders, this Amendment shall (i) amend and be deemed to amend all outstanding Notes, irrespective of whether or not the individual Noteholder has executed this Amendment, and (ii) amend the Registration Rights Agreement.  The Amendment shall be effective as of September 20, 2013 or, if necessary, such later date when the Company and sufficient Requisite Holders constituting 75% of the outstanding Notes have executed this Amendment.

[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties have executed this Amendment or caused their duly authorized officer to execute this Amendment as of the date first above written.

THE COMPANY:

OPEXA THERAPEUTICS, INC.

By:	/s/ Neil K. Warma
Name:	Neil K. Warma
Title:	President and Chief Executive Officer

[signature page to Omnibus Amendment]

          IN WITNESS WHEREOF, the parties have executed this Amendment or caused their duly authorized officer to execute this Amendment as of the date first above written.

THE NOTEHOLDER:

By:
Printed Name:
Title (if applicable):
Entity Name (if applicable):
Email:
Delivery instructions for Conversion Shares:

1. _____ Physical certificate

Address:

or (check only one)

2. ____ DWAC
Account name:
Broker name:
DTC#:
Account No.:

[signature page to Omnibus Amendment]